EXHIBIT 10.17

THIRD AMENDMENT TO MULTI-TENANT LEASE

This THIRD AMENDMENT TO MULTI-TENANT LEASE (“Amendment”) dated for reference purposes only as of June 27, 2014 (the “Effective Date”), is entered into by and between LBA REALTY FUND III-COMPANY VII, LLC, a Delaware limited liability company (“Landlord”), and WAFERGEN, INC., a Delaware corporation (“Tenant”).

R E C I T A L S:

A.           Landlord and Tenant are parties to that certain Multi-Tenant Lease dated October 22, 2009 (the “Original Lease”), as amended by that certain First Amendment to Multi-Tenant Office Lease dated November 12, 2010 (the “First Amendment”), and that certain Second Amendment to Multi-Tenant Office Lease dated June 26, 2012 (the “Second Amendment”).  The Original Lease, as amended by the First Amendment and the Second Amendment, is hereby referred to as the “Lease”.  Pursuant to the Lease, Tenant leases from Landlord those certain premises commonly known as Suite 150 containing 19,186 rentable square feet (the “Original Premises”), within that certain building commonly known as 34781 Campus Drive, Fremont, California 94555 (the “Building”), as more particularly described in the Lease.

B.           The Term of the Lease is scheduled to expire on April 30, 2015.

C.           Landlord and Tenant desire to amend the terms of the Lease to (i) extend the Term of the Lease; (ii) provide for the payment of the Outstanding Balance by Tenant, and (iii) make such other changes to the Lease as are hereinafter set forth.

D.           Capitalized terms which are used in this Amendment without definition have the meanings given to them in the Lease.

A G R E E M E N T:

NOW, THEREFORE, in consideration of the foregoing Recitals, the mutual covenants and agreements contained in this Amendment, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Landlord and Tenant hereby agree as follows:

1.           Rentable Area of the Premises.  Notwithstanding that Tenant agreed under Section 3 of the Second Amendment to surrender that certain portion of the Premises defined in the Second Amendment as the “Reduction Space,” Landlord and Tenant hereby agree that:  (i) Tenant did not surrender the Reduction Space to Landlord, (ii) Tenant has continued to lease the entire Premises consisting of 19,186 rentable square feet in accordance with the terms and conditions of the Lease, and (iii) Tenant shall continue to lease the entire Premises in accordance with the terms and conditions of the Lease as amended by this Amendment (the “Amended Lease”).

2.           Extension of Term.  The Term is hereby extended (the “Extended Term”) such that it shall expire on April 30, 2018 (the “Extended Term Expiration Date”), unless sooner terminated in accordance with the terms of the Lease, as amended hereby.  No such extension shall operate to release Tenant from liability for any amounts owed or defaults which exist under the Lease prior to the Effective Date.

3.           Base Rent.  Prior to the January 1, 2014, Tenant shall continue to pay monthly installments of Base Rent pursuant to the Lease.  Commencing retroactively as of January 1, 2014, Tenant shall pay monthly installments of Base Rent during the Extended Term as follows:

Period	Monthly Base Rent
01/1/14 – 12/31/14	$35,494.10
01/1/15 – 12/31/15	$36,558.92
01/1/16 – 12/31/16	$37,655.69
01/1/17 – 12/31/17	$38,785.36
01/1/18 – 04/30/18	$39,948.92

4.           Payment of Outstanding Balance.  Tenant acknowledges and agrees that Tenant currently owes to Landlord an outstanding balance in the amount of Six Hundred Forty-Five Thousand Twenty-Two and 57/100ths Dollars ($645,022.57) (the “Outstanding Balance”) which represents Tenant’s outstanding monetary obligations under the Lease which have accrued as of April 30, 2014.  Concurrently with the execution of this Amendment by Tenant or by July 1, 2014, whichever is later, Tenant shall pay and deliver to Landlord Four Hundred Ten Thousand Three Hundred Eighteen and 08/100ths Dollars ($410,318.08), and Landlord agrees to accept such amount in full satisfaction of the Outstanding Balance through April 30, 2014, provided Tenant remains liable for all amounts owing under the Lease from and after May 1, 2014.

5.           Security Deposit.  In connection with this Amendment, Tenant shall deposit with Landlord the sum of $37,688.64 as additional Security Deposit (in addition to the $42,209.20 presently held by Landlord) to be held by Landlord in accordance with the provisions of the Lease regarding Tenant’s Security Deposit, for an aggregate Security Deposit of $79,897.84.

6.           Landlord’s Work.  Landlord, at Landlord’s sole cost and expense, shall install a new 17-ton HVAC package unit to support the Wafergen lab area independent of the balance of the Building’s mechanical system.  The new HVAC unit will support the lab area as highlighted in red surround in Exhibit A attached hereto.

7.           Accessibility.  Pursuant to Section 1938 of the California Civil Code, Landlord hereby advises Tenant that as of the date of this Amendment neither the Premises nor the Building has undergone inspection by a Certified Access Specialist.

8.           Miscellaneous.

a.           Broker.  Landlord and Tenant each represent and warrant to the other that it is not aware of any brokers, agents or finders who may claim a fee or commission in connection with the consummation of the transactions contemplated by this Amendment.  If any claims for brokers’ or finders’ fees in connection with the transactions contemplated by this

Amendment arise, then Tenant agrees to indemnify, protect, hold harmless and defend Landlord (with counsel reasonably satisfactory to Landlord) from and against any such claims if they shall be based upon any statement, representation or agreement made by Tenant.

b.           Representations and Warranties. Tenant hereby represents, warrants, and agrees that: (1) there exists no breach, default, or event of default by Landlord under the Lease, or any event or condition which, with notice or passage of time or both, would constitute a breach, default, or event of default by Landlord under the Lease; (2) the Lease continues to be a legal, valid, and binding agreement and obligation of Tenant; and (3) Tenant has no current offset or defense to its performance or obligations under the Lease.  Tenant hereby waives and releases all demands, charges, claims, accounts, or causes of action of any nature whatsoever against Landlord or Landlord’s members, officers, employees or agents, including without limitation, both known and unknown demands, charges, claims, accounts, and causes of action that have previously arisen out of or in connection with the Lease.

c.           Authority.  Each signatory of this Amendment on behalf of Tenant represents hereby that he or she has the authority to execute and deliver the same on behalf of the party hereto for which such signatory is acting.

d.           No Other Modification.  Landlord and Tenant agree that except as otherwise specifically modified in this Amendment, the Lease has not been modified, supplemented, amended, or otherwise changed in any way and the Lease remains in full force and effect between the parties hereto as modified by this Amendment.  To the extent of any inconsistency between the terms and conditions of the Lease and the terms and conditions of this Amendment, the terms and conditions of this Amendment shall apply and govern the parties.  This Amendment may be executed in counterparts, each of which shall be deemed an original, but all of which, together, shall constitute one and the same Amendment.

[SIGNATURE PAGE FOLLOWS]

IN WITNESS WHEREOF, Landlord and Tenant have executed this Amendment as of the date first written above.

Tenant:

WAFERGEN, INC.,

a Delaware corporation

By:	/s/ Stephen Baker
Name:	Stephen Baker
Title:	CFO

[SIGNATURES CONTINUED ON FOLLOWING PAGE]

Landlord:

LBA REALTY FUND III-COMPANY VII, LLC,
a Delaware limited liability company

By:	LBA Realty Fund III, L.P.,
a Delaware limited partnership,
its sole Member and Manager

	By:	LBA Management Company III, LLC,
a Delaware limited liability company,
its General Partner

		By:	LBA Realty LLC,
a Delaware limited liability company,
its Manager

			By:	LBA Inc.,
a California corporation,
its Managing Member

By:
Name:
Title:

For LBA Office Use Only:  Prepared & Reviewed by:  _______________________________